                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported): October 17, 2001

                      INTERNATIONAL MERCANTILE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    MISSOURI
                 (State or other jurisdiction of incorporation)

             000-07693                                  43-0970243
       (Commission File No.)                  (IRS Employer Identification No.)

                        PO Box 340, Olney, Maryland 20830
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (301) 774-6913

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On October 17, 2001, the registrant entered into an Agreement and Plan of
Exchange and Articles of Exchange (both attached hereto as exhibits), pursuant to which: (1) the registrant agreed to issue 20,511,365 new shares of its restricted Class A Common Stock in a 1-for-1 share exchange for all of the issued and outstanding common stock of Solutions Technology, Inc., a Nevada corporation ("STI"), with the result that STI would become a wholly owned subsidiary of the registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 2.1:  Agreement and Plan of Exchange.
         Exhibit 2.2:  Articles of Exchange.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           International Mercantile Corporation
                                                    Registrant

                                           /s/ Frederic Richardson
                                           -----------------------
                                           Frederic Richardson
                                           Chairman Emeritus/Vice President

November 1, 2001
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Date